SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12


                           Hemispherx Biopharma, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies: _________

2)    Aggregate number of securities to which transaction applies: _________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction: _________

5)    Total fee paid: __________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid: _________

                  (2)   Form, Schedule or Registration Statement No.: _________

                  (3)   Filing Party: _________

                  (4)   Date Filed:

                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2004

To the Stockholders of Hemispherx Biopharma, Inc.:

      You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. ("Hemispherx"), a Delaware corporation, to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103, on Wednesday, June 23, 2004, at 10:00 a.m. local time, for the following purposes:

            1. To elect six members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

            2. To ratify the selection by  Hemispherx's  audit  committee of BDO
      Seidman, LLP, independent public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2004;

            3. To approve the issuance of our common stock upon exercise of certain warrants and conversion of certain debentures to comply with AMEX Company Guide Section 713;

            4. To adopt the Hemispherx 2004 Equity Incentive Plan; and

            5. To transact such other matters as may properly come before the meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 26, 2004 are entitled to notice of and to vote at the meeting.

      A proxy statement and proxy are enclosed. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our annual report on Form 10-K for the fiscal year ended December 31, 2003.

                                              By Order of the Board
                                              of Directors

                                              /s/ Ransom W. Etheridge, Secretary

Philadelphia, Pennsylvania
May 20, 2004

                                 PROXY STATEMENT

                           HEMISPHERX BIOPHARMA, INC.
                               1617 JFK Boulevard
                        Philadelphia, Pennsylvania 19103

                                  INTRODUCTION


      This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. ("Hemispherx" or the "Company") to be held on Wednesday, June 23, 2004, and at any adjournments. The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx's Corporate Secretary at any time before it is voted, or by voting in person at the annual meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about May 20, 2004. The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.


                      OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

      Only stockholders of record at the close of business on April 26, 2004, the record date, are entitled to receive notice of, and vote at the annual meeting. As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 42,363,928 shares of common stock, par value $.001 per share. Each share of common stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

      The six nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as
Hemispherx's directors and constitute the entire board of directors of Hemispherx. The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposals No. 2, 3 and 4. Pursuant to the AMEX Company Guide, votes on Proposal No. 3 by Company stockholders who own the debentures and warrants referred to in that Proposal may not be counted with regard to that Proposal.

REVOCABILITY OF PROXIES

      If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Hemispherx at its principal offices, 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize William A. Carter and Ransom W. Etheridge and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Carter and Etheridge and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

      Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material. The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $40,000. Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of Hemispherx's directors, officers and employees, without additional compensation, personally, by telephone or by facsimile.

      We have hired the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors. MacKenzie has agreed to perform this service for a proposed fee of $5,000 plus out-of-pocket expenses.

ADJOURNED MEETING

      The chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place. Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the time, date and place of the adjournment meeting not less than ten
(10) days prior to the date of the adjournment meeting. Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

      The votes will be tabulated and certified by Hemispherx's transfer agent.

VOTING BY STREET NAME HOLDERS

      If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Hemispherx believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Hemispherx intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of directors).

      Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Hemispherx intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


      Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2005 Annual Meeting of Stockholders must be received by the Company's Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Philadelphia, PA 19103 no later than January 21, 2005.


      Pursuant to the Company's Restated and Amended Bylaws all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof in writing having been given the Secretary of the Company. To be timely, a stockholder's notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. To be timely, a stockholder's notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder's notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. All stockholder proposals must contain all of the information required under the Company's Bylaws, a copy of which is available upon written request, at no charge, from the Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                            PROPOSALS TO STOCKHOLDERS

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Each nominee to the board of directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

      Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani, and Antoni Esteve. Information is furnished below with respect to all nominees.

      Set forth below is the biographical information of the nominees and directors of Hemispherx:

WILLIAM A. CARTER, M.D., 66, the co-inventor of Ampligen, joined Hemispherx in 1978, and has served as: (a) Hemispherx's Chief Scientific Officer since May 1989; (b) the Chairman of Hemispherx's Board of Directors since January 1992;
(c) Hemispherx's Chief Executive Officer since July 1993; (d) Hemispherx's President since April, 1995; and (e) a director since 1987. From 1987 to 1988, Dr. Carter served as Hemispherx's Chairman. Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on beta interferon product manufactured in the U.S. under his supervision. From 1985 to October 1988, Dr. Carter served as Hemispherx's Chief Executive Officer and Chief Scientist. He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Noeplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998. Dr. Carter served as Director of Clinical Research for Hahnemann Medical University Institute for Cancer and Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo. Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

RICHARD C. PIANI, 77, has been a director of Hemispherx since May 1995. Mr. Piani was employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 through 2000. Mr. Piani provided consulting to Hemispherx in 1993, with respect to general business strategies for Hemispherx's European operations and markets. Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993. Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993. From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products. Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

RANSOM W. ETHERIDGE, 64, has been a director of Hemispherx since October 1997, and presently serves as our secretary and general counsel. Mr. Etheridge first became associated with Hemispherx in 1980 when he provided consulting services to Hemispherx and participated in negotiations with respect to Hemispherx's initial private placement through Oppenheimer & Co., Inc. Mr. Etheridge has been practicing law since 1967, specializing in transactional law. Mr. Etheridge is a member of the Virginia State Bar, a Judicial Remedies Award Scholar and has served as President of the Tidewater Arthritis Foundation. He is a graduate of Duke University and the University of Richmond School of Law.

WILLIAM M. MITCHELL, M.D., 69, has been a director since July 1998. Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine. Dr. Mitchell earned an M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine. Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses and anti-viral drugs. Dr. Mitchell has worked for and with many professional societies, including the International Society for Interferon Research, and committees, among them the National Institutes of Health, AIDS and Related Research Review Group. Dr. Mitchell previously served as a director of Hemispherx from 1987 to 1989.

IRAJ-EQHBAL KIANI, M.B.A., PH.D., 58, was appointed to the Board of Directors on May 1, 2002. Dr. Kiani is a citizen of England and resides in Newport, California. As a native of Iran, Dr. Kiani served in various local government positions including the Governor of Yasoi, Capital of Boyerahmad, Iran. In 1980, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is a planning and logistic specialist who is now applying his knowledge and experience to build a worldwide immunology network which will use the Company's proprietary technology. Dr. Kiani received his Ph.D. degree from the University of Warwick in England.

ANTONI ESTEVE, Ph.D., 45, became a member of our Board of Directors in November 2003. Dr. Esteve is a Member of the Executive Committee and Director of Scientific and Commercial Operations for Laboratorios del Dr. Esteve S.A. He has been engaged at Laboratorios del Dr. Esteve since 1984. Since 1986 he is Professor at the Autonomous University of Barcelona, School of Pharmacy. In 2001 he was elected as member of the Advisory Board for R&D of the Spanish Ministry of Science and Technology. Since 2002 he also has been President of Centre de Transfussio i Banc de Teixits (the Transfusion and Tissues Bank Center of Catalonia). Dr. Esteve received a degree in Pharmacy from the University of Barcelona, Faculty of Pharmacy, in 1981 and a Ph.D. in Pharmaceutical Science in 1990.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL SIX OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

                      INFORMATION CONCERNING BOARD MEETINGS

      Hemispherx board of directors met four times and executed three Unanimous Consents, the Compensation Committee met two times, the Audit Committee met four times, and the Strategic Planning Committee met two times during the fiscal year ended December 31, 2003. Four of the incumbent directors attended 100% of the Board Meetings and one incumbent, Iraj Eqhbal Kiani, attended two meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

      The board of directors maintains the following committees:

Executive Committee.

      The Executive Committee is composed of William A. Carter, Chief Executive Officer and President, Ransom W. Etheridge, Secretary and director, and Iraj-Eqhbal Kiani. The Executive Committee makes recommendations to management regarding general business matters of Hemispherx.

Compensation Committee.

      The Compensation Committee is composed of Dr. William Mitchell, director, and Richard C. Piani, director. The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultants to Hemispherx.

Nominating Committee.

      The Nominating Committee is composed of Dr. William Mitchell, Dr. Iraj-Eqhbal Kiani and Richard Piani, all determined by the Board of Directors to be independent directors under the AMEX Company Guide. This Committee is responsible for recommending to the Board the slate of nominees to be put forth for election by the stockholders at our annual meeting. This Committee also reviews proposals for nominations from stockholders that are submitted in accordance with the procedures published in our proxy statement.

      The Nominating Committee does not currently have a charter. The committee utilizes a subjective analysis to identify and evaluate candidates to be nominated as directors, including but not limited to, general business knowledge, experience with financial reporting, interest in the Company's business and related marketing businesses, and willingness to serve. However, there are currently no minimum qualifications or standards that the Company seeks for director nominees. The Company does not engage or pay any third party to assist in the process of identifying or evaluating candidates for a director position. The Company would consider candidates for director nominees recommended by stockholders in accordance with the requirements of Delaware law. If stockholder nominations were made, the Nominating Committee would perform an investigation of the candidate to determine if the candidate were qualified and would present the stockholder nomination in the proxy statement to be subject to a vote of the stockholders.

Audit Committee and Audit Committee Expert.

      Hemispherx's Audit Committee of the Board of Directors consists of Richard Piani, Committee Chairman, William Mitchell, M.D. and Iraj Eqhbal Kiani, M.B.A., Ph.D. Mr. Piani, Dr. Mitchell and Dr. Iraj-Eqhbal Kiani, all determined by the Board of Directors to be independent directors under Section 121B(2)(a)(i) of the AMEX Company Guide. Hemispherx does not have a financial expert as defined in Securities and Exchange Commission rules on the committee in the true sense of the description. However, Mr. Piani is a businessman and has 40 years of experience working with budgets, analyzing financials and dealing with financial institutions. Hemispherx believes Mr. Piani, Dr. Mitchell and Iraj Eqhbal Kiani to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The principal functions of the Audit Committee are to (i) annually recommend independent accountants, (ii) prepare the reports or statements as may be required by AMEX or the securities laws, (iii) review the adequacy of Hemispherx's system of internal accounting controls and Hemispherx's audited financial statements and reports, (iv) discuss the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management, and (vi) review disclosures by independent accountants concerning relationships with Hemispherx and the performance of Hemispherx's independent accountants.

      The Board of Directors is currently reviewing the charter of the Audit Committee and plan to vote on an updated and revised charter at the Board Meeting scheduled for June 23, 2004.

Audit Committee Report.

      The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations. The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

      o To appoint, evaluate, and, as the Committee may deem appropriate, terminate and replace our independent auditors;

      o     To monitor the independence of our independent auditors;

      o     To determine the compensation of our independent auditors;

      o To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by our independent auditors;

      o To review our risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

      o To monitor the integrity of our financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems;

      o To facilitate and maintain an open avenue of communication among the Board of Directors, management and our independent auditors.

      The Audit Committee is composed of three directors, and the Board has determined that each of those directors is independent as that term is defined in Sections 121(B)(2)(a)(i) of the American Stock Exchange Company Guide.

      In  March  2004,  the  Board   re-elected  Mr.  Piani,  Dr.  Mitchell  and
Iraj-Eqhbal Kiani to the Audit Committee effective March 11, 2004, subject to their election to the Board by stockholders at the Annual Meeting.


      The Committee met four times in 2003.


      In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with our independent auditor, BDO Seidman, LLP, the overall scope and process for its audit. The Committee regularly meets with BDO Seidman, LLP, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of our financial reporting.

      The Committee has discussed with BDO Seidman, LLP its judgments about the quality, in addition to the acceptability, of our accounting principles as applied in our financial reporting, as required by Statement on Auditing Standards No. 61 "Communications with Audit Committees."

      The Committee also has received the written disclosures and the letter from BDO Seidman, LLP that is required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with BDO Seidman, LLP their independence.

      The Committee has met and held discussions with management. The Committee has reviewed and discussed with management Hemispherx's audited consolidated financial statements as of and for the fiscal year ended December 31, 2002 and the audited consolidated financial statements as of and for the fiscal year ended December 31, 2003.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Informational Statement and Annual Report for the year ended December 31, 2003.

      This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.

                           Richard C. Piani, Chairman
                               William M. Mitchell
                                Iraj-Eqhbal Kiani

Code of Ethics

Hemispherx's Board of Directors adopted a code of ethics and business conduct for officers, directors and employees that went into effect on May 19, 2003. This code has been presented and reviewed by each officer, director and employee. You may obtain a copy of this code by visiting our web site at www.hemispherx.net or by written request to our office at 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103. Our board of directors is required to approve any waivers of the code of ethics and business conduct for directors or executive officers and we are required to disclosed any such waiver in a Form 8-K within five days.

Strategic Planning Committee.

      The Strategic Planning Committee is composed of William A. Carter and Richard C. Piani. The Strategic Planning Committee makes recommendations to the board of directors of priorities in the application of Hemispherx's financial assets and human resources in the fields of research, marketing and manufacturing. The Strategic Planning Committee has engaged a number of leading consultants in healthcare, drug development and pharmaeconomics to assist in the analysis of various products being developed and/or potential acquisitions being considered by Hemispherx.

Communication with the Board of Directors

      Interested parties wishing to contact the board of directors of the Company may do so by writing to the following address: Board of Directors, c/o Ransom

Etheridge, Director, Corporate Secretary and General Counsel, 2610 Potters Rd., Virginia Beach, VA 23452. All letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Board or Directors.

Director Attendance at Annual Meetings of Shareholders

      Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. At the 2003 Annual Meeting, four of the five sitting directors were in attendance.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

      The following sets forth biographical information about Hemispherx's executive officers and key personnel:

      Name                        Age            Position
      William A. Carter, M.D.      66            Chairman, Chief Executive Officer,
                                                 and President
      Robert E. Peterson           67            Chief Financial Officer

      David R. Strayer, M.D.       58            Medical Director, Regulatory Affairs

      Mei-June Liao, Ph.D.         53            Vice President of Regulatory Affairs,
                                                 Quality Control andResearch and Development
      Robert Hansen                60            Vice President of Manufacturing

      Carol A. Smith, Ph.D.        54            Director of Process Development

      Ransom W. Etheridge          64            Secretary and General Counsel

      For biographical information about William A. Carter, M.D. and Ransom Etheridge, please see the discussion under the heading "Proposal No. 1 Election of Directors" above.

ROBERT E. PETERSON has served as Chief Financial Officer of the Company since April 1993 and served as an Independent Financial Advisor to the Company from 1989 to April 1993. Also, Mr. Peterson has served as Vice President of the Omni Group, Inc., a business consulting group based in Tulsa, Oklahoma since 1985. From 1971 to 1984, Mr. Peterson worked for PepsiCo, Inc. and served in various financial management positions including Vice President and Chief Financial Officer of PepsiCo Foods International and PepsiCo Transportation, Inc. Mr. Peterson is a graduate of Eastern New Mexico University.

DAVID R. STRAYER, M.D. who served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University, has acted as the Medical Director of the Company since 1986. He is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders. Dr. Strayer has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health. Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

MEI-JUNE LIAO, Ph.D. has served as Vice President of Regulatory Affairs, Quality and Research & Development since October 2003 and as Vice President of Research & Development since March 2003 with responsibilities for the regulatory, quality control and product development of Alferon(R). Before the acquisition of certain assets of ISI, Dr. Liao was Vice President of Research and Development from 1995 to 2003 and held senior positions in the Research and Development Department of ISI from 1983 to 1994. Dr. Liao received her Ph.D. from Yale University in 1980 and completed a three year postdoctoral appointment at the Massachusetts Institute of Technology under the direction of Nobel Laureate in Medicine, Professor H. Gobind Khorana. Dr. Liao has authored many scientific publications and invention disclosures.

ROBERT HANSEN joined the Company as Vice President of Manufacturing in 2003 upon the acquisition of certain assets of ISI. He is responsible for the manufacture of Alferon N(R). Mr. Hansen had been Vice President of Manufacturing for ISI since 1997, and served in various capacities in manufacturing since joining ISI in 1987. He has a B.S. degree in Chemical Engineering from Columbia University in 1966.

CAROL A. SMITH, Ph.D. has served as the Company's Director of Manufacturing and Process Development since April 1995, as Director of Operations since 1993 and as the Manager of Quality Control from 1991 to 1993, with responsibility for the manufacture, control and chemistry of Ampligen(R). Dr. Smith was Scientist/Quality Assurance Officer for Virotech International, Inc. from 1989 to 1991 and Director of the Reverse Transcriptase and Interferon Laboratories and a Clinical Monitor for Life Sciences, Inc. from 1983 to 1989. She received her Ph.D. from the University of South Florida College of Medicine in 1980 and was an NIH post-doctoral fellow at the Pennsylvania State University College of Medicine.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Ransom W. Etheridge, an officer and director of the Company, is an attorney in private practice who has rendered corporate legal services to us from time to time, for which he has received fees. Mr. Etheridge received $60,000 for his professional services in 2003.

      Richard C. Piani, a director of the Company, lives in Paris, France and assists the Company's European subsidiary in their dealings with medical institutions and the European Medical Evaluation Authority. William M. Mitchell, M.D., another director of the Company, works with David R. Strayer, M.D. (the Company's Medical Director) in establishing clinical trial protocols as well as other scientific work for the Company from time to time. For these services, these two directors were paid an aggregate of $40,100 in the year 2003. William
A. Carter, Chief Executive Officer of the Company, received an aggregate of $12,106 in short term advances in 2002 which were repaid as of December 31, 2002. The Company loaned $60,000 to Mr. Etheridge in November 2001 for the purpose of exercising 15,000 Class A Redeemable warrants. This loan bears interest at 6% per annum. Dr. Carter's short term advances and Mr. Etheridge's loan were approved by the Board of Directors.

      The Company paid $57,750, $33,450 and $18,800 for the years ending December 31, 2001, 2002 and 2003, respectively, to Carter Realty for the rent of property used at various times in 2001, 2002 and 2003. The property is owned by others and managed by Carter Realty. Carter Realty is owned by Robert Carter, the brother of William A. Carter, the Company's Chief Executive Officer.

      Antoni Esteve, one of the Company's directors, is a member of the Executive Committee and Director of Scientific and Commercial Operations of Laboratorios Del Dr. Esteve S.A. In March 2002, the Company's European subsidiary Hemispherx S.A. entered into a Sales and Distribution Agreement with Laboratorios Del Dr. Esteve S.A. In addition, in March 2003, we issued 347,445 shares of common stock to

Provesan S.A., an affiliate of Laboratorios Del Dr. Esteve S.A., in exchange for 1,000,000 Euros of convertible preferred equity certificates of Hemispherx S.A., owned by Laboratorios Del Dr. Esteve S.A.

      There are no material proceedings to which any officer, director or affiliate, or any associate thereof is a party adverse to the Company or has a material interest adverse to the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires Hemispherx's officers and directors, and persons who own more than ten percent of a registered class of Hemispherx's equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5.

      Based solely on a review of the copies of such forms received by Hemispherx, Hemispherx believes that, during the fiscal year ended December 31, 2003, its officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except that Dr. Carter, Dr. Mitchell and Mr. Piani each filed a Form 5 late in which each reported one transaction that should have been reported on a Form 4 during 2003; Mr. Etheridge filed a Form 5 late in which he reported two transactions that should have been reported on a Form 4 during 2003; and Dr. Esteve and Mr. Kiani, we have been informed, are each in the process of filing a Form 3.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The summary compensation table below sets forth the aggregate compensation paid or accrued by Hemispherx for the fiscal years ended December 31, 2003, 2002 and 2001 to (i) the Chief Executive Officer and (ii) Hemispherx's four most highly paid executives who were serving as executives at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executives").

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

Name and Principal Position         Year           Salary ($)         Restricted        Warrants &            All Other
                                                                      Stock Awards      Options Awards        Compensation (1)
------------------------------------------------------------------------------------------------------------------------------
                                    2003           (4)  $582,461           --           (5) 1,450,000          $ 37,175
William A. Carter                   2002           (4)   565,514           --           (8) 1,000,000            25,747
  Chairman of the Board and CEO     2001           (4)   551,560           --           (2)   386,650            22,917

                                    2003           (9)  $230,450           --                     --               --
Robert E. Peterson                  2002                 151,055           --           (8)   200,000              --
  Chief Financial Officer           2001                 146,880           --           (3)    40,000              --

                                    2003                                   --                     --               --
David R. Strayer, M.D               2002           (6)  $190,096           --           (8)    50,000              --
  Medical Director                  2001           (6)   178,594           --           (7)    10,000              --
                                                   (6)   174,591

                                    2003                $140,576           --                     --               --
Carol A. Smith, Ph.D                2002                 128,346           --           (8)    20,000              --
  Director of                       2001                 124,800           --           (7)    10,000              --
  Manufacturing

Robert Hansen,                      2003          (10)  $104,500           --                     --               --
  V.P. of Manufacturing             2002                      --           --                     --               --
                                    2001                      --           --                     --               --

(1) Consists of insurance premiums paid by us with respect to term life and disability insurance for the benefit of the named executive officer.

(2) Consists of 188,325 warrants to purchase common stock at $6.00 per share and 188,325 warrants to purchase common stock at $9.00 per share. Also includes a stock option grant of 10,000 shares exercisable at $4.03 per share.

(3) Consist of a stock option grant of 10,000 shares exercisable at $4.03 per share and 30,000 warrants to purchase common stock at $5.00 per share.

(4)   Includes  bonuses of $94,952,  $96,684 and $99,481 in 2001, 2002 and 2003,
      respectively. Also includes funds previously paid to Dr. Carter by Hahnemann Medical University where he served as a professor until 1998. This compensation was continued by us and totaled $79,826 in 2001, $82,095 in 2002 and $84,776 in 2003.

(5) Represents warrants to purchase common stock exercisable at $2.20 per share.

(6) Includes $98,926 paid by Hahnemann Medical University where Dr. Strayer served as a professor until 1998. This compensation was continued by us in 2001, 2002 and 2003.

(7) Consist of stock option grant of 10,000 shares exercisable at $4.03 per share.

(8) Represents number of warrants to purchase shares of common stock at $2 per share.

(9)   2003 includes a bonus of $74,464 paid in 2004.

(10)  Compensation since March 2003. Employed by ISI prior to that.

      The following table sets forth certain information regarding stock warrants granted during 2003 to the executive officers named in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------------------------------------
                              INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                       POTENTIAL REALIZABLE
                                             PERCENTAGE OF                                            VALUE AT ASSUMED RATES
                           NUMBER OF        TOTAL WARRANTS                                                OF STOCK PRICE
                          SECURITIES          GRANTED TO                                                 APPRECIATION FOR
                          UNDERLYING         EMPLOYEES IN        EXERCISE                                  WARRANTS TERM
                           WARRANTS           FISCAL YEAR       PRICE PER     EXPIRATION           ----------------------------
  NAME                     GRANTED (1)          2002(2)           SHARE (3)      DATE                  5% (4)           10%(4)
-------------------------------------------------------------------------------------------------------------------------------
Carter, W.A.               1,450,000            100%              $2.20         9/8/08             $4,071,338       $5,137,527
-------------------------------------------------------------------------------------------------------------------------------

(1) These warrants became exercisable on March 17, 2004, when the second ISI acquisition was completed.
(2)   Total warrants issued to employees in 2003 were 1,450,000.
(3) The exercise price is equal to the closing price of the Company's common stock at the date of issuance.
(4) Potential realizable value is based on an assumption that the market price of the common stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price appreciation.

      The following table sets forth certain information regarding the stock options held as of December 31, 2003 by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                              Securities Underlying Unexercised Value of Unexercised
                                              Warrants/In-the-Money-Options At Fiscal Year
                                              Options at Fiscal Year End End (1)

                                                                  Numbers                               Dollars

Name                    Shares              Value               Exercisable      Unexercisable        Exercisable      Unexercisable
                        Acquired on         Realized ($)
                        Exercise (#)
--------------          ------------        ------------        -----------      -------------        -----------      -------------
William Carter          --                  --                  3,805,378(2)     1,950,000(3)         $367,150         $217,000

Robert                  --                  --                    403,750(4)            --              52,000               --
Peterson

David Strayer           --                  --                    130,000(5)            --              13,000               --

Carol Smith             --                  --                     41,791(6)            --               5,200               --

----------
(1) Computation based on $2.26, the December 31, 2003 closing bid price for the common stock on the American Stock Exchange.

(2) Consist of (i) 500,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 (ii) 188,325 warrants exercisable at $6.00 per share expiring on February 22, 2006 (iii) 188,325 warrants exercisable at $9.00 per share expiring on February 22, 2006 (iv) 100,000 warrants exercisable at $6.25 per share expiring on April 8, 2004 (v) 25,000 warrants exercisable at $6.50 per share expiring on September 17, 2004 (vi) 25,000 warrants exercisable at $8.00 per share expiring on September 17, 2004
      (vii) 10,000 stock option exercisable at $4.03 per share expiring on January 3, 2011, (viii) 73,728 stock options exercisable at $2.71 per share until exercised. Also includes 2,695,000 warrants and options held in the name of Carter Investments, L.C. of which W.A. Carter in the principal beneficiary. These securities consist of (i) 340,000 warrants exercisable at $4.00 per share expiring on January 1, 2008,(ii) 170,000 warrants exercisable at $5.00 per share expiring on January 1, 2005,(iii) 300,000 warrants exercisable at $6.00 per share expiring on January 1, 2005 (iv) 20,000 warrants exercisable at $4.00 per share expiring on 2008,(v) 465,000 warrants exercisable at $1.75 expiring on June 3, 2005, and 1,400,000 warrants exercisable at $3.50 per share expiring on October 16, 2004.

(3) Consists of (i) 500,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 and (ii) 1,450,000 warrants exercisable at $2.20 per share expiring on September 8, 2008.

(4) Consists of (i) 10,000 stock options exercisable at $4.03 per share expiring on January 3, 2011 (ii) 13,750 stock options exercisable at $3.50 per share expiring on January 22, 2007, (iii) 200,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (iv) 50,000 warrants exercisable at $3.50 expiring on March 1, 2006, (v) 100,000 warrants exercisable at $5.00 per share expiring on April 14, 2006 and (vi) 30,000 warrants exercisable at $5.00 per share expiring on February 28, 2009.

(5) Consists of (i) 50,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 50,000 warrants exercisable at $4.00 per share expiring on February 28, 2008, (iii) 10,000 stock options exercisable at $4.03 expiring on January 3, 2011 and (iv) 20,000 stock options exercisable at $3.50 per share expiring on January 22, 2007.

(6) Consists of (I) 20,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (ii) 5,000 warrants exercisable at $4.00 per share expiring on June 7, 2008, (iii) 10,000 stock options exercisable at $4.03 per share expiring on January 3, 2016, and (iv) 6,791 stock options exercisable at $3.50 per share expiring on January 22, 2007.

New Plan Benefits

      It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Company's 2004 Equity Incentive Plan (the " Equity Incentive Plan "), if the Equity Incentive Plan is adopted, or what amounts would have been received by any person or group of persons for the last fiscal year if the Equity Incentive Plan had been in effect. See "Proposal 4: Approval of the Hemispherx 2004 Equity Incentive Plan."

      The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2003.

                                                                                                    Number of securities
                                                                          Weighted-average          Remaining available for
                                              Number of Securities to     Exercise price of         future issuance under
                                              be issued upon exercise     Outstanding               equity compensation
                                              of outstanding options,     options, warrants         plans(excluding securities
                                              warrants and rights         and rights                reflected in column (a))
                                              -----------------------     -----------------         --------------------------
 Plan Category
                                              (a)                         (b)                       (c)


Equity compensation plans approved by
security holders:                                 433,134                       $ 3.16                        --


Equity compensation plans not approved            --                              --                          --
by security holders:


Total                                             433,134                       $ 3.16                        --

Employment Agreements

      Hemispherx entered into an amended and restated employment agreement with its President and Chief Executive Officer, Dr. William A. Carter, dated as of December 3, 1998, as amended in August 2003, which provided for his employment until May 8, 2008 at an initial base annual salary of $361,586, subject to annual cost of living increases. In addition, Dr. Carter could receive an annual performance bonus of up to 25% of his base salary, at the sole discretion of the board of directors. Dr. Carter will not participate in any discussions concerning the determination of his annual bonus. Dr. Carter is also entitled to an incentive bonus of 0.5% of the gross proceeds received by us from any joint venture or corporate partnering arrangement, up to an aggregate maximum incentive bonus of $250,000 for all such transactions. Dr. Carter's agreement also provides that he be paid a base salary and benefits through May 8, 2004 if he is terminated without "cause", as that term is defined in the agreement. This agreement was extended to May 8, 2008. Pursuant to his original agreement, as amended on August 8, 1991, Dr. Carter was granted options to purchase 73,728 shares of our common stock at an exercise price of $2.71 per share.

      Hemispherx entered into an amended and restated engagement agreement with Robert E. Peterson dated April 1, 2001, which provides for Mr. Peterson's employment as Hemispherx's Chief Financial Officer until December 31, 2003 which has been extended six months, at an annual base salary of $155,988 per year, subject to annual cost of living increases. In addition, Mr. Peterson shall receive bonus compensation upon Federal Drug Administration approval of Ampligen based on the number of years of his employment by us up to the date of such approval. Mr. Peterson's agreement also contains a provision for severance pay equal to nine months compensation.

Compensation of Directors

      The compensation package for members of the Board of Directors was changed on September 9, 2003. Board member compensation consists of an annual retainer of $100,000 to be paid 50% in cash and 50% in Company common stock. In addition, certain non-employee directors received some compensation in 2003 for special project work performed on the Company's behalf. All directors have been granted options to purchase common stock under our 1990 Stock Option Plan and/or Warrants to purchase common stock. The Company believes such compensation and payments are necessary in order for us to attract and retain qualified outside directors.

1990 Stock Option Plan

      Hemispherx 1990 Stock Option Plan, as amended ("1990 Plan"), provides for the grant of options to employees, directors, officers, consultants and advisors for the purchase of up to an aggregate of 460,798 shares of common stock. The 1990 plan is administered by the Compensation Committee of the board of directors, which has complete discretion to select eligible individuals to receive and to establish the terms of option grants. The number of shares of common stock available for grant under the 1990 Plan is subject to adjustment for changes in capitalization. As of December 31, 2003, no options were available for grants under the 1990 plan. This plan remains in effect until terminated by the Board of Directors or until all options are issued.

401(K) Plan

      In December 1995, Hemispherx established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(K) Plan and Trust Agreement. All full time employees are eligible to participate in the 401(K) plan following one year of employment. Subject to certain limitations imposed by federal tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum. Participants' contributions to the 401(K) plan may be matched by Hemispherx at a rate determined annually by the board of directors. Each participant immediately vests in his or her deferred salary contributions, while Hemispherx contributions will vest over one year. In 2003, Hemispherx provided matching contributions to each employee for up to 6% of annual pay for a total of $34,000 for all eligible employees.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2003, the members of Hemispherx's Compensation Committee were Ransom W. Etheridge and Richard Piani. Mr. Etheridge serves as secretary and general counsel and he is an attorney in private practice and has rendered legal services to Hemispherx for which he received a fee. Mr. Piani received fees for certain consulting work performed in Europe on Hemispherx's behalf. Mr. Etheridge was paid $60,000 for his professional services.

      Notwithstanding anything to the contrary, the following report of the Compensation Committee, the report of the Audit Committee on page 8, and the performance graph on page 21 shall not be deemed incorporated by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      Compensation Committee Report on Compensation

      The Compensation Committee makes recommendations concerning salaries and compensation for Hemispherx employees and consultants.

      The following report of the compensation committee discusses executive compensation policies and the basis of the compensation paid to executive officers in 2003.

      In general, the compensation committee seeks to link the compensation paid to each executive officer to the experience and performance of such executive officer. Within these parameters, the executive compensation program attempts to provide an overall level of executive compensation that is competitive with companies of comparable size and with similar market and operating characteristics.

      There are three elements in Hemispherx's executive compensation program, all determined by individual and corporate performance:

                  o     Base salary
                  o     Annual incentive
                  o     Long-term incentive

Base Salary

      In establishing base salary levels for individual executives, the Compensation Committee will consider factors such as the executive's scope of responsibility, current and future potential performance, and overall competitive positioning relative to comparable positions at other companies.

The objective of the Company is to structure salaries that are competitive with those of similarly situated companies.

      The Summary Compensation Table shows amounts earned during 2003 by Hemispherx executive officers. The base compensation of such executive officers is set by terms of the employment agreement entered into with each such executive officer. Hemispherx established the base salaries for Chief Executive Officer, Dr. William A. Carter under an employment agreement in December 3, 1998 (as amended on August 14, 2003), which provides for a base salary of $361,586 until May 8, 2008. Also, Hemispherx entered into an extended employment agreement with Robert E. Peterson, Chief Financial Officer for a base salary of $155,988 until December 31, 2003, which was extended six months. Dr. Carter and Mr. Peterson's agreements allow for annual cost of living increases. Dr. Carter's compensation also includes funds previously paid to Dr. Carter by Hahnemann Medical University where he served as a professor until 1998. This compensation was continued by us and totaled $79,826 in 2001, $82,095 in 2002 and $84,776 in 2003.

Annual Incentive

      Annual incentive bonus awards are granted from time to time to executives in recognition of their contribution to the Company's business and operations, as measured against competitors of the company and the Company's internal budgets and operating plans.

      Hemispherx's Chief Executive Officer and Chief Financial Officer are entitled to an annual incentive bonus as determined by the compensation committee based on such executive officers' performance during the previous calendar year. The cash bonus awarded to Hemispherx's Chief Executive Officer in 2003 and the cash bonus awarded to the Chief Financial Officer in 2003 were determined based on this provision in their employment agreements.

Long-Term Incentives

      The Company grants long-term incentive awards periodically to align a significant portion of the executive compensation program with stockholder interests over the long-term through encouraging and facilitating executive stock ownership. Executives are eligible to participate in the Company's incentive stock option plans. Hemispherx's Chief Executive Officer and President, Dr. William Carter, received a grant of 1,450,000 warrants in 2003. These warrants are exercisable at $2.20 per share and expire on September 8, 2008, unless previously exercised. These warrants vest upon consummation of the second ISI asset closing or the filing by us with the U.S. Food & Drug Administration of a new drug application, whichever happens first. The warrants vested on March 18, 2004, when the second ISI asset closing was consummated.

Chief Executive Officer Compensation

      The Summary Compensation Table shows that during the year 2003 the Company's Chief Executive Officer and President, Dr. William A. Carter earned $582,461 in base compensation pursuant to the terms of his employment agreement. In addition, Dr. Carter's compensation in 2003 also includes funds previously paid by Hahnemann University where he served as a Professor until 1998.

      The Compensation Committee believes that Dr. Carter's total compensation is consistent with the median compensation for CEO's in comparable companies. Factors reviewed by the Compensation Committee's assessment of the Company's and the CEO's performance includes individual performance, growth in revenue and expense management and implementation of the Company's business strategy.

Compliance With Internal Revenue Code Section 162(m).

      One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the executives of the compensation arrangements. The deductibility of certain types of compensation depends upon the timing of an executive's vesting in, or exercise of, previously granted rights. Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

           This report submitted by the Compensation Committee of the
                          Company's Board of Directors.

                                Richard C. Piani
                             Dr. William M. Mitchell

                       COMPARATIVE STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return for the Company's common stock since December 31, 1998 to the cumulative total returns of (i) the Standard & Poor's Smallcap 600 Index and (ii) a peer group index for the same period, assuming an investment of $100 in each of the Company's common stock, the Standard & Poor's Smallcap 600 Index and the peer group index.

                               [GRAPHIC OMITTED]

                      ASSUMES $100 INVESTED ON JAN. 1, 1998
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

                                                                                    ANNUAL RETURN PERCENTAGE
                                                                                          Years Ending

Company Name / Index                                            Dec99          Dec00          Dec01          Dec02         Dec03
----------------------------------------------------------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC                                        44.55         -52.20          -5.26         -52.67           6.10
S&P SMALLCAP 600 INDEX                                          12.40          11.80           6.54         -14.63          38.79
PEER GROUP                                                     -23.18         -33.76          48.39         -45.76           5.33

                                                                                        INDEXED RETURNS
                                               Base                                       Years Ending
                                              Period
Company Name / Index                           Dec98            Dec99          Dec00          Dec01          Dec02         Dec03
----------------------------------------------------------------------------------------------------------------------------------
HEMISPHERX BIOPHARMA INC                        100            144.55          69.09          65.45          30.98          32.87
S&P SMALLCAP 600 INDEX                          100            112.40         125.67         133.88         114.30         158.63
PEER GROUP                                      100             76.82          50.88          75.51          40.95          43.14

Peer Group Companies
----------------------------------------------------------------------------------------------------------------------------------
AVI BIOPHARMA INC
IMMUNE RESPONSE CORP/DE
LA JOLLA PHARMACEUTICAL CO
MAXIM PHARMACEUTICALS INC

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of April 26, 2004, the number and percentage of outstanding shares of common stock beneficially owned by:

            o Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;

            o     each of our directors and the Named Executives; and

            o     all of our officers and directors as a group.

      This table is based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission, and information obtained from our directors and named executives. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named in the table, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares common stock which they beneficially own. As of April 26, 2004, 42,363,928 shares of our common stock were outstanding. Unless otherwise noted, the address of each of the principal stockholders is care of us at One Penn Center, 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103.

Name and Address of                 Shares Beneficially       % Of Share
Beneficial Owner                    Owned                     Beneficially Owned
--------------------------------------------------------------------------------
William A. Carter, M.D.                   5,760,028(1)              12.1%

Robert E. Peterson                          404,250(2)              *

Ransom W. Etheridge                         439,009(3)              1.0
2610 Potters Rd.
Virginia Beach, VA 23452

Richard C. Piani                            196,747(4)              *
97 Rue Jeans-Jaures
Levaillois-Perret
France 92300

William M. Mitchell, M.D.                   196,861(5)              *
Vanderbilt University
Department of Pathology
Medical Center North
21st and Garland
Nashville, TN 37232

Antoni Esteve                               347,446(6)              *
Laboratorios Del Dr. Esteve S.A.
AV. Mare de Deu de Montserat
Barcelona, 08041, Spain

David R. Strayer, M.D.                      144,746(7)              *

Carol A. Smith                               41,791(8)              *

Iraj-Eqhbal Kiani                            12,000(9)              *
Orange County Immune Institute
18800 Delaware Street
Huntingdon Beach, CA 92648

Mei-June Liao, Ph.D.                            --                  --

Robert Hansen                                   --                  --

All directors and executive
officers as a
group (11 persons)                        7,518,185                 15.4

----------
* Less than 1%

(1) Includes (i) an option to purchase 73,728 shares of common stock from Hemispherx at an exercise price of $2.71 per share and expiring on August 8, 2004, (ii) Rule 701 Warrants to purchase 1,400,000 shares of common stock at a price of $3.50 per share, originally expiring on September 30, 2002 was extended to September 30,2007; (iii) warrants to purchase 465,000 shares of common stock at $1.75 per share issued in connection with the 1995 Standby Financing Agreement and expiring on June 30, 2005;

      (iv) 340,000 common stock warrants exercisable at $4.00 per share and originally expiring on January 1, 2003 was extended to January 1, 2008;
      (v) 170,000 common stock warrants exercisable at $5.00 per share and expiring on January 2, 2005;(vi) 25,000 warrants to purchase common stock at $6.50 per share and expiring on September 17, 2004;(vii) 25,000 warrants to purchase common stock at $8.00 per share and expiring on September 17, 2004;(viii) 100,000 warrants to purchase common stock at $6.25 per share and expiring on April 8, 2004; (ix) 20,000 warrants to purchase common stock at $4.00 per share originally expiring January 1, 2003 was extended to January 1, 2008, (x) 188,325 common stock warrants exercisable at $6.00 per share and expiring on February 22, 2006; (xi) 188,325 common stock warrants exercisable at $9.00 per share and expiring on February 22, 2006 (xii) 300,000 common stock warrants granted in 1998 that are exercisable at $6.00 per share and expiring on January 1, 2006
      (xiii) options to purchase 10,000 shares of common stock at $4.03 per share and expiring on January 3, 2011 (xiv) 500,000 warrants exercisable $2.00 per share in August 13, 2007 (xv) 1,450,000 warrants exercisable at $2.20 per share expiring on September 9, 2008 and (x) 504,650 shares of common stock. Does not include 500,000 warrants exercisable at $2.00 per share expiring on August 13, 2007 that are not vested.

(2) Includes (i) 13,750 options to purchase common stock at an exercise price of $3.50 per share, expiring on January 7, 2007; (ii) warrants to purchase 50,000 shares of Common stock at an exercise price of $3.50 per share, expiring on March 1, 2006; (iii) warrants to purchase 100,000 shares of common stock at $5.00 per share, expiring on April 14, 2006; (iv) 30,000 warrants to purchase common stock at $5.00 per share an expiring on February 28, 2009 (v) options to purchase 10,000 shares at $4.03 per share that expire on January 3, 2011 (vi) 200,000 warrants exercised at $2.00 per share expiring on November 13, 2007 and (vii) 500 shares of common stock.

(3) Includes 20,000 warrants to purchase common stock at $4.00 per share, originally expiring on January 1, 2003 and was extended to January 1, 2008; 25,000 warrants to purchase common stock at $6.50 per share; 25,000 warrants to purchase common stock at $8.00 per share, all expiring on September 12, 2004; 100,000 warrants exercisable $2.00 per share expiring on August 13, 2007; 200,000 stock options exercisable at $2.75 per share and expiring on December 4, 2013 and 69,009 shares of common stock.

(4)   Includes (i) 20,000  warrants to purchase common stock at $4.00 per share;
      (ii) warrants to purchase 25,000 shares of common stock at $6.50 per share; (iii) 25,000 warrants to purchase common stock at $8.00 per share, all expiring on September 17, 2004;(vi) 100,000 warrants exercisable at $2.00 per share expiring on August 13, 2007, (vi) 8,847 shares of common stock owned by Mr. Piani (vi) 12,900 shares of common stock owned jointly by Mr. and Mrs. Piani; and (vii) 5000 shares of common stock owned by Mrs. Piani.

(5) Includes (I) warrants to purchase 12,000 shares of common stock at $6.00 per share, expiring on August 25, 2008; (ii) 25,000 warrants to purchase common stock at $6.50 per share; (iii) 25,000 warrants to purchase common stock at $8.00 per share all expiring on September 17, 2004; (iv) 100,000 warrants exercisable at $2.00 per share expiring in August 13, 2007 and 34,861 shares of common stock.

(6) Consists of 347,446 shares of our common stock owned by Provesan S.A., an affiliate of Laboratorios del Dr. Esteve S.A. Dr. Antoni Esteve is a
      member of the executive committee and director of Scientific and Commercial Operations of Laboratorios del Dr. Esteve S.A.

(7) Includes (i) stock options to purchase 20,000 shares of common stock at $3.50 per share; (ii) 50,000 warrants to purchase common stock at $4.00 per share; (iii) 10,000 stock options exercisable at $4.03 per share and expiring on January 3, 2011; 50,000 warrants to purchase common stock at $2.00 per share and expiring on August 13, 2007 and; (iv) 14,746 shares of common stock.

(8) Consists of 5,000 warrants to purchase common stock at $4.00 per share expiring June 7, 2008; 6,791 stock options exercisable at $3.50 expiring January 22, 2007, 20,000 warrants exercisable at $2.00 per share expiring in August 13, 2007 and options to purchase 10,000 shares of common stock at $ 4.03 per share expiring on January 3, 2011.

(9) Consist of 12,000 warrants exercisable at $3.86 per share expiring on April 30, 2005.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of BDO Seidman, LLP as independent auditors of Hemispherx for the fiscal year ending December 31, 2004 subject to ratification by the stockholders. BDO Seidman, LLP has served as Hemispherx's independent auditors since June 2000.

      At the Annual Stockholder's Meeting on September 10, 2003, and pursuant to the recommendation of the Audit Committee of the Board of Directors, stockholders ratified the appointment of the firm of BDO Seidman, LLP, as independent accountants, to audit the financial statements of the Company for the year end December 31, 2003.

      All audit and professional services provided by BDO Seidman, LLP are approved by the Audit Committee. The total fees billed by BDO Seidman, LLP were $178,429 in 2002 and $313,992 in 2003. The following table shows the aggregate fees billed to us by BDO Seidman, LLP for professional services rendered during the year ended December 31, 2003.

--------------------------------------------------------------------------------
                                                         Amount ($)
--------------------------------------------------------------------------------
 Description of Fees                              2002               2003
--------------------------------------------------------------------------------
 Audit Fees                                     $173,929           $264,917
--------------------------------------------------------------------------------
 Audit-Related Fees                               4,500             43,580
--------------------------------------------------------------------------------
 Tax Fees                                          --                 --
--------------------------------------------------------------------------------
 All Other Fees                                    --                 --
--------------------------------------------------------------------------------
 Total                                          $178,429           $308,497
                                                ========           ========
--------------------------------------------------------------------------------

Audit Fees

      Represents fees for professional services provided for the audit of our annual financial statements and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees

      Represents the fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including those in 2002 and 2003 related to the acquisition of the ISI business.

      The Audit Committee has determined that BDO Seidman, LLP's rendering of these non-audit services is compatible with maintaining auditors independence. The Board of Directors considers BDO Seidman, LLP to be well qualified to serve as the independent public accountants of the Company. If, however, the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors may, but is not required to, reconsider the appointment. It is anticipated that a representative of BDO Seidman, LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

      The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 3

          APPROVAL OF THE ISSUANCE OF 13,686,841 SHARES OF COMMON STOCK
               ISSUABLE UPON EXERCISE OF CERTAIN WARRANTS AND UPON
    CONVERSION OF CERTAIN OUTSTANDING DEBENTURES AND DEBENTURES ISSUABLE UPON
                      EXERCISE OF CERTAIN RIGHTS TO COMPLY
                       WITH AMEX COMPANY GUIDE SECTION 713

As described below, in four transactions between July 10, 2003 and May 14, 2004, we issued convertible debentures, rights to purchase convertible debentures, warrants and common stock in private transactions with accredited investors.
Section 713 of the American Stock Exchange ("AMEX") Company Guide provides that we must obtain stockholder approval before issuance, at a price per share below market value, of common stock, or securities convertible into common stock, equal to 20% or more of our outstanding common stock (the "Exchange Cap"). Taken separately, the four transactions do not trigger Section 713. However, the AMEX has taken the position that the transactions should be aggregated and, as such, stockholder approval is required for exercise of the warrants and conversion of the Debentures at least to the extent that issuance of those shares equals or exceeds the Exchange Cap.

To assure that we are in compliance with Company Guide Section 713, we are requesting your approval of the issuance of 13,686,841 shares (which includes 2,444,074 anti-dilution shares). These include shares issued and to be issued upon conversion of all of the outstanding debentures, including the debentures issuable upon exercise of rights described below, and upon exercise of all of the warrants. If this proposal is not passed, we will be required to make cash payments in lieu of issuing shares of our stock upon conversion of debentures and exercise of warrants. See "Effects of issuance of the shares" below. In addition, approval of this proposal will give us more flexibility to do equity financing transactions in the future.

Description of the transactions.

On July 10, 2003, we issued an aggregate of $5,426,000 in principal amount of 6% Senior Convertible Debentures due July 31, 2005 (the "July Debentures") and an aggregate of 507,103 Warrants (the "July 2008 Warrants") to two accredited investors, in a private placement for aggregate proceeds of $4,650,000. Pursuant to the terms of the July Debentures, $1,550,000 of the proceeds from the sale of the July Debentures were to have been held back and released to us if, and only if, we acquired the facility of Interferon Sciences, Inc. ("ISI") with in a set timeframe. These funds were released to us in October 2003 although we had not acquired ISI's facility at that time. The July Debentures mature on July 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

The July Debentures are convertible at the option of the investors at any time through July 31, 2005 into shares of our common stock. The conversion price under the July Debentures was fixed at $2.14 per share; however, as part of the debenture placement funded on October 29, 2003 (see below), the conversion price under the July Debentures was lowered to $1.89 per share. The conversion price is subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect. In addition, in the event that we do not pay the redemption price at maturity, the Debenture holders, at their option, may convert the balance due at the lower of (a) the conversion price then in effect and (b) 95% of the lowest closing sale price of our common stock during the three trading days ending on and including the conversion date.

The July 2008 Warrants, as amended, received by the investors are to acquire at any time commencing on July 26, 2004 through January 31, 2009 an aggregate of 507,102 shares of common stock at a price of $2.46 per share. On July 10, 2004, the exercise price of these July 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between July 11, 2003 and July 9, 2004. The exercise price (and the reset price) under the July 2008 Warrants also is subject to similar adjustments for anti-dilution protection. Notwithstanding the foregoing, the exercise price as reset or adjusted for anti-dilution, will in no event be less than $2.14 per share.

On October 29, 2003, we issued an aggregate of $4,142,357 in principal amount of 6% Senior Convertible Debentures due October 31, 2005 (the "October Debentures") and an aggregate of 410,134 Warrants (the "October 2008 Warrants") in a private placement for aggregate gross proceeds of $3,550,000. Pursuant to the terms of the October Debentures, $1,550,000 of the proceeds from the sale of the October Debentures had been held back, but were released to us in April 2004. As required by the Debentures, we are in the process of providing a mortgage on the ISI facility as further security for the Debentures. The October Debentures mature on October 31, 2005 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date.

Upon completing the sale of the October Debentures, we received $3,275,000 in net proceeds consisting of $1,725,000 from the October Debentures and $1,550,000 that had been withheld from the July Debentures. As noted above, $1,550,000 of the proceeds from the October Debentures had been held back but were released in April 2004.

The October Debentures are convertible at the option of the investors at any time through October 31, 2005 into shares of our common stock. The conversion price under the October Debentures is fixed at $2.02 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect. In addition, in the event that we do not pay the redemption price at maturity, the Debenture holders, at their option, may convert the balance due at the lower of (a) the conversion price then in effect and (b) 95% of the lowest closing sale price of our common stock during the three trading days ending on and including the conversion date.

The October 2008 Warrants, as amended, received by the investors are to acquire at any time commencing on July 26, 2004 through April 30, 2009 an aggregate of 410,134 shares of common stock at a price of $2.32 per share. On October 29, 2004, the exercise price of these October 2008 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between October 29, 2003 and

October 27, 2004. The exercise price (and the reset price) under the October 2008 Warrants also is subject to similar adjustments for anti-dilution protection. Notwithstanding the foregoing, the exercise price as reset or adjusted for anti-dilution, will in no event be less than $2.19 per share.

On January 26, 2004, we issued: (i) an aggregate of $4,000,000 in principal amount of 6% Senior Convertible Debentures due January 31, 2006 (the "January 2004 Debentures"); (ii) an aggregate of 790,514 warrants (the "2009 Warrants");
(iii) 158,103 shares of common stock; and (iv) Additional Investment Rights ("AIR") to purchase up to an additional $2,000,000 principal amount of January 2004 Debentures commencing in six months, in a private placement for aggregate net proceeds of $3,695,000. The January 2004 Debentures mature on January 31, 2006 and bear interest at 6% per annum, payable quarterly in cash or, subject to satisfaction of certain conditions, common stock. Any shares of common stock issued to the investors as payment of interest shall be valued at 95% of the average closing price of the common stock during the five consecutive business days ending on the third business day immediately preceding the applicable interest payment date. Commencing six months after issuance, we are required to start repaying the then outstanding principal amount under the January 2004 Debentures in monthly installments amortized over 18 months in cash or, at our option, in shares of common stock. Any shares of common stock issued to the investors as installment payments shall be valued at 95% of the average closing price of the common stock during the 10-day trading period commencing on and including the eleventh trading day immediately preceding the date that the installment is due.

The January 2004 Debentures are convertible at the option of the investors at any time through January 31, 2006 into shares of our common stock. The conversion price under the January 2004 Debentures is fixed at $2.53 per share, subject to adjustment for anti-dilution protection for issuance of common stock or securities convertible or exchangeable into common stock at a price less than the conversion price then in effect. In addition, in the event that we do not pay the redemption price at maturity, the Debenture holders, at their option, may convert the balance due at the lower of (a) the conversion price then in effect and (b) 95% of the lowest closing sale price of our common stock during the three trading days ending on and including the conversion date.

There are two classes of July 2009 warrants received by the Investors: Class A and Class B. The Class A warrants are to acquire any time from July 26, 2004 through July 26, 2009 an aggregate of up to 395,257 shares of common stock at a price of $3.29 per share. The Class B warrants are to acquire any time from July 26, 2004 through July 26, 2009 an aggregate of up to 395,257 shares of common stock at a price of $5.06 per share. On January 27, 2005, the exercise price of these July 2009 Class A and Class B Warrants will reset to the lesser of their respective exercise price then in effect or a price equal to the average of the daily price of the common stock between January 27, 2004 and January 26, 2005. The exercise price (and the reset price) under the July 2009 Warrants also is subject to similar adjustments for anti-dilution protection. Notwithstanding the foregoing, the exercise prices as reset or adjusted for anti-dilution, will in no event be less than $2.58 per share with regard to the Class A warrants or $3.54 per share with regard to the Class B warrants.

The above mentioned AIR grant the investors the right to acquire up to an additional $2,000,000 principal amount of January 2004 Debentures from us. These Debentures are identical to the January 2004 Debentures except that the conversion price is $2.58. The AIR are exercisable commencing on July 26, 2004 (the "Trigger" date) for a period of 90 days from the Trigger Date or 90 days from the date which the registration statement registering the shares issuable upon the conversion of the January 2004 Debentures to be issued pursuant to the AIR is declared effective, whichever is longer.

Pursuant to the terms and conditions of the July Debentures, October Debentures and January 2004 Debentures (collectively, the "Debentures"), we have pledged all of our assets, other than our intellectual property, as collateral, and we are subject to comply with certain financial and negative covenants. In addition, we have paid $1,300,000 into the Debenture cash collateral account as required by the terms of the Debentures. The cash collateral account provides additional security for repayment of the Debentures in the event of default.

On May 14, 2004, in consideration for the Debenture holders' exercise of all of the warrants issued to them in June 2003 (the "June 2008 Warrants"), we issued to the holders warrants (the "May 2009 Warrants") to purchase an aggregate of 1,300,000 shares of our common stock. We issued 1,000,000 shares and received gross proceeds of $2,400,000 from the exercise of the June 2008 Warrants.

The May 2009 Warrants are to acquire at any time commencing on November 14, 2004 through April 30, 2009 an aggregate of 1,300,000 shares of common stock at a price of $4.50 per share. On May 14, 2005, the exercise price of these May 2009 Warrants will reset to the lesser of the exercise price then in effect or a price equal to the average of the daily price of the common stock between May 15, 2004 and May 13, 2005. The exercise price (and the reset price) under the May 2009 Warrants also is subject to adjustments for anti-dilution protection similar to those in the other Warrants. Notwithstanding the foregoing, the exercise price as reset or adjusted for anti-dilution, will in no event be less than $4.008 per share.

In addition, as agreed to by the Debenture holders, the provisions of all of the outstanding Debentures (including the AIR Debentures) and related Warrants owned by them have been amended to limit the maximum amount of funds that the holders could receive in lieu of shares upon conversion of the Debentures and/or exercise of the Warrants in the event that the Exchange Cap was reached to 119.9% of the conversion price of the relevant Debentures and 19.9% of the relevant Warrant exercise price.

We entered into Registration Rights Agreements with the investors in connection with the issuance of (i) the Debentures (including any Debentures issued pursuant to the AIR); (ii) the June 2008, July 2008, October 2008, January 2009 and May 2009 Warrants (collectively, the "Warrants"); and (iii) the shares issued in January 2004. Pursuant to the Registration Rights Agreements we have registered on behalf of the investors the shares issued to them in January 2004 and 135% of the shares issuable upon conversion of the Debentures (including any Debentures issued pursuant to the AIR) and upon exercise of all of the Warrants other than the May 2009 Warrants. If, subject to certain exceptions, sales of all shares so registered cannot be made pursuant to the registration statements, then we will be required to pay to the investors their pro rata share of $.00067 times the outstanding principal amount of the relevant Debentures for each day the above condition exists.

By agreement with Cardinal Securities, LLC, for general financial advisory services and in conjunction with the private debenture placements in July and October 2003 and in January 2004, we paid Cardinal Securities, LLC an investment banking fee equal to 7% of the investments made by the two Debenture holders and issued to Cardinal the following common stock purchase warrants: (i) 112,500 exercisable at $2.57 per share; (ii) 87,500 exercisable at $2.42 per share; and
(iii) 100,000 exercisable at $3.04 per share. The $2.57 warrants expire on July 10, 2008, the $2.42 warrants expire on October 30, 2008 and the $3.04 warrants expire on January 5, 2009. With regard to the exercise of the June 2008 Warrants and issuance of the May 2009 Warrants, Cardinal received an investment banking fee of 7%, half in cash and half to be issued in shares. By agreement with Cardinal, we have registered all of the shares issuable upon exercise of the above mentioned warrants for public sale and agreed to register the shares to be issued with regard to the recent warrant exercise. We are seeking approval of the issuance of the shares upon exercise of these warrants and the shares to be issued to Cardinal with regard to the recent warrant exercise too.

As of the record date, the investors had converted $11,902,610 of debt from the March, July and October Debentures into 7,073,234 shares of our common stock. The March Debentures have been fully converted. The remaining principal balance on the Debentures is convertible into shares of our stock at the option of the investors at any time, through their respective maturity dates.

We have used and continue to use the net proceeds from these private offerings for operating purposes.

Effects of issuance of the shares

A significant number of shares will be issuable upon conversion of the Debentures and exercise of the Warrants. To the extent that a significant number of these shares are issued, there will be a substantial pro rata dilution to our current stockholders. In addition, because these shares have been registered for public sale, such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

If issuance of these shares is not approved by stockholders, we will be unable to issue shares upon exercise of approximately 3,007,751 warrants and we will be unable to issue shares upon conversion of approximately $763,000 principal amount of the Debentures (including the Debentures issuable upon exercise of the AIR). The foregoing assumes that none of the applicable outstanding warrants will be exercised prior to the Exchange Cap being reached and that the Debentures will be converted in order of issuance. If warrants are exercised, the amount of Debenture principal that will no longer be convertible will increase. We also will be required to pay interest in cash rather than shares. In addition, should this proposal not be passed, we are obligated to continue to seek stockholder approval every three months.

Pursuant to the terms of the Warrants as amended, if stockholders do not approve this resolution, any time the Warrant holder presents a notice of exercise after the Exchange Cap is reached, we would be required to pay within two business days an amount in cash equal to the lesser of (a) the product of (X) the number of shares of common stock which could not be issued multiplied by (Y) the excess of (1) the average of the closing sale prices of the common stock on each of the five trading days ending on the third trading day immediately preceding the date that the Warrants become unexercisable as a result of the stockholders failure to approve this resolution over (2) the warrant exercise price then in effect or
(b) an amount equal to 19.9% of the applicable exercise price per shares of common stock which could not be issued.

Pursuant to the terms of the Debentures(including the Debentures issuable upon exercise of the AIR), as amended, if stockholders do not approve this resolutions, any time the Debenture holder presents a notice of conversion after the Exchange Cap is reached, we would be required to pay within two business days an amount in cash equal to the lesser of (a) the number of shares of common stock which could not be issued multiplied by (Y) the average of the weighted average price of the common stock on each of the five trading days ending on the third trading day immediately preceding the date of delivery of such conversion notice or (b) an amount equal to 119.9% of the applicable conversion price for the amount requested to be converted.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                 PROPOSAL NO. 4

              APPROVAL OF THE HEMISPHERx 2004 EQUITY INCENTIVE PLAN

      The Company is submitting the Hemispherx 2004 Equity Incentive Plan (the "Equity Incentive Plan") to the stockholders for approval at the annual meeting. The Equity Incentive Plan is intended to attract and retain individuals of experience and ability, to provide incentive to employees, consultants, and non-employee directors of the Company, to encourage employee and director proprietary interests in the Company, and to encourage employees to remain in the employ of the Company. The Equity Incentive Plan is conditioned upon the stockholders' approval. The purposes of obtaining stockholder approval include qualifying the Equity Incentive Plan under the Internal Revenue Code (the "Code") for the granting of incentive stock options; meeting the requirements for tax-deductibility of certain compensation items under Section 162(m) of the Code; and meeting the requirements of AMEX applicable to the Equity Incentive Plan.

      The following general description of certain features of the Equity Incentive Plan is qualified in its entirety by reference to the Equity Incentive Plan, which is attached as Appendix A. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Equity Incentive Plan.

      The Board of Directors adopted the Equity Incentive Plan effective May 1, 2004, subject to the approval of the Company's stockholders. The Equity Incentive Plan authorizes the grant of non-qualified and incentive stock options, stock appreciation rights, restricted stock and other stock awards. A maximum of 8,000,000 shares of common stock is reserved for potential issuance pursuant to awards under the Equity Incentive Plan. Unless sooner terminated, the Equity Incentive Plan will continue in effect for a period of 10 years from its effective date.

      The Equity Incentive Plan is administered by the Board of Directors. The Equity Incentive Plan provides for awards to be made to such officers, other key employees, non-employee directors, consultants and advisors of the Company and its subsidiaries as the Board may select. No awards have been granted under the Equity Incentive Plan.

      Stock options awarded under the Equity Incentive Plan may be exercisable at such times (not later than 10 years after the date of grant) and at such exercise prices (not less than fair market value at the date of grant) as the Board may determine. The Board may provide for options to become immediately exercisable upon a "change in control," which is defined in the Equity Incentive Plan to occur upon any of the following events: (a) the acquisition by any person or group, as beneficial owner, of 20% or more of the outstanding shares or the voting power of the outstanding securities of the Company; (b) either a majority of the directors of Company at the annual stockholders meeting has been nominated other than by or at the direction of the incumbent directors of the Board, or the incumbent directors cease to constitute a majority of the Company's Board; (c) the Company's stockholders approve a merger or other business combination pursuant to which the outstanding common stock of the Company no longer represents more than 50% of the combined entity after the transaction; (d) the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (e) any other event or circumstance determined by the Company's Board to affect control of the Company and designated by resolution of the Board as a change of control.

      The exercise price of an option may be paid with cash, common stock, or such other consideration as the Board may specify. No options may be granted under the Equity Incentive Plan after the tenth anniversary of its effective date. Unless the Board determines otherwise, options will be transferable only by will or the laws of descent and distribution.

      Stock appreciation rights awarded under the Equity Incentive Plan may be granted as related rights, either in connection with and at the same time as an option is granted, or by amendment of an outstanding non-qualified option. A related stock appreciation right may be granted with respect to all or some of the shares covered by the related option. Related stock appreciation rights generally become exercisable at the same times as the related options become exercisable, but may be limited so as to become exercisable only upon certain events, such as a change in control. Upon exercise of a related right, the grantee would receive, in lieu of purchasing stock, either stock or cash equal to the difference between the fair market value on the date of exercise of the underlying shares of common stock subject to the related option and the exercise price of the option. Stock appreciation rights may also be granted independently of any option, to become exercisable at such times as the Board may determine. Upon exercise of such a right, the grantee would receive either stock or cash equal to the difference between the fair market value on the date of exercise of the shares of common stock subject to the right and the fair market value of the shares on the date of grant of the right.

      Restricted stock awarded under the Equity Incentive Plan may be granted on such terms and conditions as the Board may determine, including provisions that govern the lapse of restrictions and voting dividend, distribution and other shareholder rights with respect to the restricted stock. If a grantee of restricted stock terminates service with the Company for any reason, the grantee will forfeit to the Company any restricted stock on which the restrictions have not lapsed or been removed on or before the date of termination of service.

      Other stock awards under the Equity Incentive Plan may provide for common stock to be issued to grantees in exchange for consideration specified by the Board that is either the grantee's cash or other direct payment to the Company or the grantee's past services rendered to the Company or a subsidiary on or before issuance.

            The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Equity Incentive Plan based on federal income tax laws in effect on January 1, 2004. This summary applies to the Equity Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

      Grants of options or stock appreciation rights are not taxable income to the grantees or deductible for tax purposes by the Company at the time of the grant. In the case of non-qualified stock options, a grantee will be deemed to receive ordinary income upon exercise of the stock option, and the Company will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock purchased on the date of exercise exceeds the exercise price. The exercise of an incentive stock option will not be taxable to the grantee or deductible by the Company, but the amount of any income deemed to be received by a grantee due to premature disposition of common stock acquired upon the exercise of an incentive stock option will be a deductible expense of the Company for tax purposes. In the case of stock appreciation rights, a grantee will be deemed to receive ordinary income upon exercise of the right, and the Company will be entitled to a corresponding deduction, in an amount equal to the cash or fair market value of shares payable to the grantee. Grantees of restricted stock awards generally will recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the restrictions on the shares lapse and the shares become transferable. At that time, the Company will be entitled to a corresponding deduction equal to the amounts recognized as income by the grantees in the year in which the amounts are included in the grantees' income. Grantees of stock issued pursuant to other stock awards will generally receive ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the amount by which the fair market value of the common stock on the date of issuance exceeds the grantee's cash or other payment to the Company, if any.

      Section 162(m) of the Code generally disallows a publicly held corporation's tax deduction for certain compensation in excess of $1 million per year paid to each of the five most highly compensated executive officers, exclusive of compensation that is "performance-based." The Company has designed the Equity Incentive Plan in a manner that is intended to qualify the options and any stock appreciation rights granted under the Equity Incentive Plan as performance-based compensation that will not be subject to the deduction limitation of Section 162(m). Any grant of restricted stock or other stock award could (but is not required to) be designed to avoid any such deduction limitation.

      The Board has the general power to amend the Equity Incentive Plan in any respect. However, if the Equity Incentive Plan is approved by the stockholders at the annual meeting, the Board may not, without further approval of the Company's stockholders, amend the Plan so as to increase the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan, modify the requirements as to eligibility to receive awards, or to increase materially the benefits accruing to participants. In addition, the Board is permitted to modify, extend or renew outstanding stock options or stock appreciation rights, and to authorize the granting of new options or stock appreciation rights in substitution for existing options and rights. However, existing options or rights may not be repriced, directly or indirectly, so as to provide for modified or new options or rights with an exercise price lower than the exercise price provided for the outstanding stock options and stock appreciation rights. The Board is also authorized to accelerate the lapse of restrictions on restricted stock awards or to remove any or all restrictions at any time.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE HEMISPHERx 2004 EQUITY INCENTIVE PLAN

                                     GENERAL

Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all directors nominated and FOR Proposals No. 2, 3 and 4.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                             By Order of the Board of Directors,
                                             Ransom W. Etheridge, Secretary


Philadelphia, Pennsylvania
May 20, 2004

                                    EXHIBIT A

                                   HEMISPHERX
                           2004 EQUITY INCENTIVE PLAN

Hemispherx Biopharma, Inc. hereby establishes the Hemispherx 2004 Equity Incentive Plan upon the terms and conditions set forth below.

1.       Definitions

         In this Plan document, except where the context otherwise indicates, words in the masculine gender shall be deemed to include males and females, singular terms also shall refer to the plural, and the following definitions shall apply:

1.1. "Agreement" means a written agreement specifying the terms and conditions of an Award.

1.2. "Award" means any Option, Right, Restricted Stock or Other Stock Award granted under the Plan

1.3. "Board" means the Board of Directors of the Corporation.

1.4. "Change in Control" means the occurrence of any of the following: (i) the acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any Subsidiary or any Corporation or Subsidiary's employee benefit plan), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of securities of the Corporation representing twenty percent (20%) or more of either the then outstanding shares or the combined voting power of the then outstanding securities of the Corporation; (ii) either a majority of the directors of the Corporation elected at the Corporation's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Corporation, or the "incumbent directors" shall cease to constitute a majority of the directors of the Corporation. The term "incumbent director" shall mean any director who was a director of the Corporation on May 1, 2004 and any individual who becomes a director of the Corporation subsequent to May 1, 2004 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; (iii) the shareholders of the Corporation approve (a) a merger, consolidation or other business combination of the Corporation with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the 1934 Act) or affiliate thereof, other than a merger or consolidation that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (b) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or (iv) any other event or circumstance which is not covered by the foregoing subsections of this Section 1.4 but which the Board of Directors determines to affect control of the Corporation and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Plan. This definition of "Change in Control" shall not be amended after (i) the occurrence of a Change in Control; (ii) the public announcement of a proposal for a transaction that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors learns of a specific proposal containing the essential terms of a transaction that, if consummated, would constitute a Change in Control; provided, however, that in the case of a proposal under (ii) or (iii) immediately above, if the proposal is finally withdrawn or terminated, this definition may be amended after the withdrawal or termination. For purposes of the Plan and all related Agreements, if the employment of any Participant is terminated by the Corporation and/or any Subsidiary (other than for cause) after an event causing the definition of "Change in Control" to become nonamendable under the preceding subsections of this Section 1.4, that Participant's termination of employment shall be considered to have occurred after a Change in Control if a Change in Control occurs with respect to and within two (2) years after the event causing the definition of "Change in Control" to become nonamendable]

1.5. "Code" means the Internal Revenue Code of 1986, as amended.

1.6. "Common Stock" means the common stock, par value $.001 per share, of the Corporation.

1.7. "Corporation" means Hemispherx Biopharma, Inc.

1.8. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option or Right in accordance with the terms of Article 8.

1.9. "Date of Grant" means the date on which the grant of an Award is authorized under the Plan or such later date as may be specified in the authorization.

1.10. "Effective Date" means May 1, 2004.

1.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.12. "Fair Market Value" of a share of Common Stock on any relevant date means:
(i) if the Common Stock is at the time listed on any stock exchange, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange, the Common Stock's price per share officially quoted in the composite tape of transactions on the exchange that is determined by the Board to be the primary market for the Common Stock and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price exists; (ii) if the Common Stock is at the time traded on the NASDAQ Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question that is the Common Stock's price per share reported by the National Association of Securities Dealers on the NASDAQ Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price exists; and (iii) if (i) or (ii) does not apply for any reason, the Fair Market Value shall be determined pursuant to a reasonable method adopted by the Board in good faith for that purpose.

1.13. "Incentive Stock Option" means an Option granted as such under the Plan that is intended at the Date of Grant to qualify as an incentive stock option under Section 422 of the Code.

1.14. "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

1.15. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

1.16. "Option Period" means the period during which an Option may be exercised.

1.17. "Option Price" means the price per Share at which an Option may be exercised.

1.18. "Other Stock Award" means an award of Shares granted under the Plan in accordance with the terms of Article 10.

1.19. "Participant" means an individual to whom an Award has been granted.

1.20. "Permanent Disability" means disabled within the meaning of Code Section 72(m)(7).

1.21. "Plan" means the Hemispherx 2004 Equity Incentive Plan.

1.22. "Related Option" means the Option granted in connection with a specified Right.

1.23. "Related Right" means the Right granted in connection with a specified Option.

1.24.  "Restricted  Stock" means Shares granted in accordance  with the terms of
Article 9.

1.25. "Retirement" means retirement of an officer or other employee from the Corporation or a Subsidiary at or after age 65, or in the case of a non-employee director, retirement from the Board at or after age 65, or in the case of a non-employee consultant or advisor, Termination of Service at or after age 65.

1.26. "Right" means a stock appreciation right granted under the plan in accordance with the terms of Article 7.

1.27. "Right Period" means the period during which a Right may be exercised.

1.28. "Share" means a share of Common Stock that is authorized but unissued pursuant to the Plan.

1.29. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

1.30. "Termination of Service" means termination of an officer's or other employee's employment with the Corporation or a Subsidiary, or in the case of a non-employee director, termination from service as a director on the Board, or in the case of a non-employee consultant or advisor, cessation of the performance of services to the Corporation or a Subsidiary.

2.       Purpose

         The Plan is intended to assist the Corporation in attracting, retaining, and motivating directors, officers, other key employees, consultants and advisors of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3.       Administration

3.1. The Board shall have the power to determine in its discretion the directors, officers, other key employees, consultants and advisors of the Corporation or a Subsidiary to whom Awards shall be granted, the number of Shares to be subject to each Award, and the terms and conditions of each Award. Without limiting the generality of the foregoing, the Board may provide in its discretion in an Agreement:

(i) that Options or Rights will not become exercisable until a Change in Control or other specified event(s) with respect to the Corporation or the Participant;


(ii) for an agreement by the Participant to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement;

(iii) for restrictions on the transfer, sale or other disposition of shares of Common Stock issued to the Participant under the Plan, in which case, the Corporation may place a legend upon the applicable certificates noting the restrictions on any Shares issued pursuant to an Award.

(iv) for an agreement by the Participant to resell to the Corporation, under specified conditions, shares of Common Stock issued under the Plan; and

(v) for the payment of all or part of the Option Price upon the exercise of an Option or purchase of Common Stock pursuant to an Other Stock Award, subject to
Section 9 or Section 10 below, as applicable.

3.2. The Plan shall be administered by the Board. In addition to any other powers granted to the Board hereunder, it shall have the following powers, subject to the express provisions of the Plan:

(i)      to construe and interpret the Agreements and the Plan;

(ii) to require, whether or not provided for in the pertinent Agreement, of any person to whom Shares are to be issued under the Plan, the making of any representations or agreements which the Board may deem necessary or advisable in order to comply with the securities laws of the United States or of any state, including Section 16(b) of the Exchange Act;

(iii) to provide for satisfaction of a Participant's tax liabilities arising in connection with the Plan under such terms and conditions as the Board deems appropriate, including requirements in the event of a disqualifying disposition of shares of Common Stock acquired by a Participant pursuant to exercise of an Incentive Stock Option; and

(iv) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

3.3. Agreements shall be executed on behalf of the Corporation by the Chairman of the Board.

3.4. Any determinations or actions made or taken by the Board pursuant to this Article shall be binding and final.

4. Eligibility

         Awards may be granted to those directors, officers, other key employees, consultants and advisors of the Corporation or a Subsidiary who are selected for Awards by the Board. Only individuals who are employees of the Corporation or a Subsidiary shall be eligible for the grant of Incentive Stock Options.

5.       Stock Subject to the Plan

5.1. 8,000,000 Shares is (i) the maximum number of Shares that may be issued under the Plan; and (ii) 3,000,000 is the maximum number of Shares with respect to which Awards may be granted to any Participant during the period that the Plan is in effect. The limitation in clause (ii) of the preceding sentence is imposed to comply with the requirements for the exception for qualified performance-based compensation under Section 162(m) of the Code and any applicable regulations.

5.2. If an Award expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) in whole or in part, the shares of Common Stock (or applicable portion thereof) which had been subject to the Agreement relating thereto shall become Shares that are available for the grant of other Awards.

5.3. Shares of Common Stock issued upon the exercise of a Right (or if cash is payable in connection with the exercise, that number of Shares having a Fair Market Value equal to the cash payable upon exercise) shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Awards. If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this
Section 5.3, shall become available for the grant of other Awards.

5.4. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

6.       Options

6.1. All Agreements granting Options shall specify the extent to which the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

6.2. The Option Period shall be determined by the Board and specifically set forth in the Agreement, provided however, that an Option shall not be exercisable after ten years from the Date of Grant.

6.3. All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.4. No Option shall be granted with an Option Price that is less than the Fair Market Value of the Shares covered by the Option on the Date of Grant.

6.5. Tax obligations of a Participant resulting from the exercise of an Option shall be withheld or provided for pursuant to any methods approved by the Board. The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant's total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

6.6. All other terms of Options granted under the Plan shall be determined by the Board in its sole discretion.

7. Rights

7.1. A Right may be granted under the Plan:

(i) in connection with, and at the same time as, the grant of an Option;

(ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan; or

(iii) independently of any Option granted under the Plan.

A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Board's discretion, apply to all or a portion of the Shares subject to the Related Option.

7.2. A Right may be exercised in whole or in part as provided in the Agreement, and subject to the provisions of the Agreement, entitles its Participant to receive, without any payment to the Corporation (other than required tax withholding amounts) either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of (i) the Fair Market Value per Share on the Date of Exercise of the Right over (ii) either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right.

7.3. The Right Period shall be determined by the Board and specifically set forth in the Agreement, provided, however, that:

(i) a Right will expire no later than the earlier of (A) ten years from the Date of Grant or (B) in the case of a Related Right, the expiration of the Related Option;

(ii) a Right may be exercised only when the Fair Market Value of a Share exceeds either (A) the Fair Market Value per Share on the Date of Grant of the Right if it is not a Related Right, or (B) the Option Price as provided in the Related Option if the Right is a Related Right; and

(iii) a Right that is a Related Right to an Incentive Stock Option may be exercised only when and to the extent the Related Option is exercisable.

7.4. The exercise, in whole or in part, of a Related Right shall reduce the number of Shares subject to the Related Option by the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall reduce the number of Shares subject to the Related Right by the number of Shares with respect to which the Related Option is exercised.

7.5. Tax obligations of a Participant resulting from the exercise of a Right shall be withheld or provided for pursuant to any methods approved by the Board. The amount of taxes paid pursuant to this Section at the time of the exercise of the Option shall not be less than the statutory minimum withholding obligations that result from the exercise of the Option and shall not exceed the Participant's total estimated federal, state and any local tax obligations that result from the exercise of the Option, except that the Corporation shall not retain shares of Common Stock otherwise issuable following the exercise of the Option in excess of the number required to meet the statutory minimum withholding obligations.

8.       Exercise

         An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Board may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised. A Participant may pay the purchase price either (i) in cash; (ii) with previously acquired shares of Common Stock (valued at Fair Market Value on the Date of Exercise of the Option) that have either been purchased in open market transactions or issued by the Corporation pursuant to a plan thereof or of a Subsidiary; (iii) by payment of such other consideration as the Board may specify; or (iv) a combination thereof.

9.       Restricted Stock

9.1. The Board may cause the Corporation to issue Restricted Stock from time to time. Whenever the Board deems it appropriate to grant Restricted Stock to a Participant, notice shall be given to the Participant stating the number of Shares granted as Restricted Stock and the terms and conditions to which the Restricted Stock is subject. That notice shall become an Agreement upon written acceptance by the Participant, and certificates representing the Restricted Stock shall be issued and delivered to the Participant as soon as practicable after execution and return of the Agreement. Restricted Stock may be granted with or without cash consideration.

9.2. Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i) No Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions set forth in the applicable Agreement have lapsed or been removed pursuant to
Section 9.3 or Section 9.4.

(ii) In the case of a Participant's Termination of Service for any reason (whether voluntarily or involuntarily, with or without cause), the Participant shall forfeit to the Corporation any Restricted Stock on which the restrictions have not lapsed or been removed pursuant to Section 9.3 or Section 9.4 below on the date of the Termination of Service, and the Corporation shall have no obligation to pay any amounts with respect to such Restricted Stock, unless the Board determines to the contrary.

9.3. The Board shall establish as to each Award of Restricted Stock (i) the terms and conditions upon which the restrictions set forth in Section 9.2 above shall lapse, and (ii) the extent, if any, to which the Participant shall have the voting, dividend, distribution and other rights of a shareholder with respect to the Restricted Stock. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Agreement. Those terms and conditions may include, without limitation, the lapsing of restrictions as a result of the death, Permanent Disability or Retirement of the Participant or the occurrence of a Change in Control.

9.4. Notwithstanding Section 9.2(i) and Section 9.2(ii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions on Restricted Stock will lapse or remove any and all such restrictions.

9.5. Tax obligations of a Participant resulting from the Participant's earning Restricted Stock hereunder shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement. The amount of taxes so paid shall not be less than the statutory minimum withholding obligations that result when the Restricted Stock is earned and shall not exceed the Participant's total estimated federal, state and any local tax obligations that result when the Restricted Stock is earned, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

10.      Other Stock Awards

         The Board may cause the Corporation to issue Common Stock from time to time pursuant to an Other Stock Award in exchange for consideration from the Participant specified by the Board that is either the Participant's cash or other direct payment to the Corporation or the Participant's past services rendered to the Corporation or a Subsidiary on or before the date of issuance. Whenever the Board deems it appropriate to grant an Other Stock Award to a Participant, notice shall be given to the Participant stating the number of Shares to be issued pursuant to the Other Stock Award and the other terms and conditions of the Other Stock Award. That notice shall become an Agreement upon written acceptance by the Participant. Tax obligations of a Participant resulting from the Participant's Other Stock Award shall be withheld or provided for pursuant to any methods approved by the Board and set forth in the Agreement. The amount of taxes so paid shall not be less than the applicable statutory minimum withholding obligations that result when the Common Stock is earned and shall not exceed the Participant's total estimated federal, state and any local tax obligations that relate to the Other Stock Award, except that the Corporation shall not retain shares of Common Stock otherwise issuable in excess of the number required to meet the statutory minimum withholding requirements.

11.      Nontransferability of Options and Rights

         Unless otherwise determined by the Board, Options and Rights granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and an Option or Right may be exercised during the Participant's lifetime only by him or in the event of his legal disability, by his legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions.

12.      Capital Adjustments

         The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be adjusted by the Board, as appropriate and equitable, to reflect such events as stock dividends, dividends payable other than in cash or other extraordinary dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

13.      Termination or Amendment

         The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Corporation, the Board may not, without the approval of the shareholders of the Corporation, amend the Plan so as to increase the aggregate number of Shares that may be issued under the Plan (except as provided in Article 12), to modify the requirements as to eligibility to receive Awards, or to increase materially the benefits accruing to Participants. Notwithstanding the preceding sentence, no termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of a Participant with respect to any Award previously granted except as reasonably required for compliance with Rule 16b-3 under the Exchange Act or with the provisions of the Code and other applicable rules and regulations thereunder governing incentive stock options.

14.      Modification, Extension and Renewal of Options and Rights

         Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Awards; provided, however, that no Option or Right shall be repriced, whether by the reduction of the Option Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right) or by the cancellation of an Option or Right and the issuance of a substitute Option or Right with a lower Exercise Price (or the Fair Market Value per Share on the Date of Grant in the case of a Right that is not a Related Right).

15.      Term of the Plan

         Unless sooner terminated by the Board pursuant to Article 13, the Plan shall terminate on the date ten years after its adoption by the Board, and no Awards may be granted or awarded after termination. The termination shall not affect the validity of any Award outstanding on the date of termination.

16.      Indemnification of Board

         In addition to any other indemnification rights they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

17.      General Provisions

17.1. The establishment of the Plan shall not confer upon any director, officer, other employee, consultant or advisor of the Corporation any legal or equitable right against the Corporation, any Subsidiary or the Board, except as expressly provided in the Plan.

17.2. The Plan does not constitute inducement or consideration for the employment of officer or other employee of the Corporation, nor is it a contract between the Corporation or any Subsidiary and any director, officer, other employee, consultant or advisor of the Corporation. Participation in the Plan shall not give a director, officer, other employee, consultant or advisor of the Corporation any right to be retained in the service of the Corporation or any Subsidiary.

17.3. The interests under the Plan of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

17.4. The Plan shall be governed, construed and administered in accordance with the laws of the state of Delaware and the intention of the Corporation that Incentive Stock Options granted under the Plan qualify under Section 422 of the Code.

         IN TESTIMONY WHEREOF, Hemispherx Biopharma, Inc. has caused this Plan to be executed in its name by its duly authorized officer effective the 1st day of May, 2004.

                                            HEMISPHERX BIOPHARMA, INC.

                                            By:
                                               ----------------------------
                                            Its:
                                               ----------------------------

                           HEMISPHERX BIOPHARMA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 23, 2004

           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Ransom W. Etheridge and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, June 23, 2004, at 10:00 a.m. local time and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.   Proposal No.1-Election of Directors.

     Nominees: William A. Carter, Richard C. Piani, Ransom W. Etheridge, William M. Mitchell, Iraj-Eqhbal Kiani and Antoni Esteve.

     //  For all nominees (except as marked to the contrary below)

     //  Authority Withheld as to all Nominees


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)


William A. Carter Richard C. Piani Ransom W. Etheridge William M. Mitchell Iraj-Eqhbal Kiani Antoni Esteve

2. Proposal No. 2-Ratification of the selection of BDO Seidman, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2004.

           // For         // Against                         // Abstain



3.  Proposal  No. 3 - To approve the  issuance of  13,686,841 shares of common
       stock  issuable  upon  exercise of
     certain warrants and upon conversion of certain
            outstanding  debentures and
          debentures issuable upon exercise
     of certain rights to comply with AMEX Rule 713.



           // For         // Against                         //  Abstain


4.   Proposal No. 4 - To approve the Hemispherx 2004 Equity Incentive Plan.


           // For         // Against                         //  Abstain


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL OF THE PROPOSALS, INCLUDING FOR ALL OF THE DIRECTOR NOMINEES, AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.

                                                 Dated:

                                                 Signature


                                                (Print Name)


     SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE